Exhibit 99.1

Marathon Petroleum Corp. Announces Successful Completion of Andeavor Combination, Creating the Leading US Refining, Midstream and Marketing Company

FINDLAY, Ohio, Oct. 1, 2018 – Marathon Petroleum Corp. (NYSE: MPC) has closed the transaction in which it acquired all of the outstanding shares of Andeavor. As of this morning, Andeavor ceased to be publicly traded and its common stock discontinued trading on the New York Stock Exchange.

“This transformative transaction is a significant milestone in our company’s more than 130-year history,” said MPC Chairman and Chief Executive Officer Gary R. Heminger. “MPC is now the leading refining, midstream, and marketing company in the U.S., and is well-positioned for long-term growth and shareholder value creation.”

“We are excited to begin unlocking the extraordinary potential across our new platform, including approximately $1 billion of tangible annual run-rate synergies we expect within the first three years,” added Heminger. “We look forward to sharing more details around our plans at our upcoming December Investor Day.”

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About Marathon Petroleum Corporation

Marathon Petroleum Corporation (NYSE: MPC) is a leading integrated downstream energy company headquartered in Findlay, Ohio. The company operates the nation’s largest refining system with over 3 million barrels per day of crude oil capacity across 16 refineries. MPC’s marketing system includes approximately 7,800 branded locations across the United States, including approximately 5,600 Marathon brand retail outlets. Speedway LLC, an MPC subsidiary, owns and operates approximately 4,000 retail convenience stores across the United States. MPC also owns the general partner and majority limited partner interest in two midstream companies, MPLX LP (NYSE: MPLX) and Andeavor Logistics LP (NYSE: ANDX), which own and operate gathering, processing, and fractionation assets, as well as crude oil and light product transportation and logistics infrastructure.

Investor Relations Contact

Kristina Kazarian (419) 421-2071

Media Contact:

Chuck Rice (419) 421-2521

Forward Looking Statements

This communication contains forward-looking statements within the meaning of federal securities laws regarding Marathon Petroleum Corporation (MPC). These forward-looking statements relate to, among other things, the acquisition of Andeavor and include expectations, estimates and projections concerning the business and operations, strategic initiatives and value creation plans of MPC. In accordance with “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, these statements are accompanied by cautionary language identifying important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. You can identify forward-looking statements by words such as “anticipate,” “believe,” “could,” “design,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “imply,” “intend,” “may,” “objective,” “opportunity,” “outlook,” “plan,” “position,” “potential,” “predict,” “project,” “prospective,” “pursue,” “seek,” “should,” “strategy,” “target,” “would,” “will” or other similar expressions that convey the uncertainty of future events or outcomes. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the company’s control and are difficult to predict. Factors that could cause MPC’s actual results to differ materially from those implied in the forward-looking statements include: the risk that the cost savings and any other synergies from the Andeavor transaction may not be fully realized or may take longer to realize than expected; disruption from the Andeavor transaction making it more difficult to maintain relationships with customers, employees or suppliers; risks relating to any unforeseen liabilities of Andeavor; future levels of revenues, refining and marketing margins, operating costs, retail gasoline and distillate margins, merchandise margins, income from operations, net income or earnings per share; the regional, national and worldwide availability and pricing of refined products, crude oil, natural gas, NGLs and other feedstocks; consumer demand for refined products; our ability to manage disruptions in credit markets or changes to our credit rating; future levels of capital, environmental or maintenance expenditures, general and administrative and other expenses; the success or timing of completion of ongoing or anticipated capital or maintenance projects; the reliability of processing units and other equipment; business strategies, growth opportunities and expected investment; MPC’s share repurchase authorizations, including the timing and amounts of any common stock repurchases; the adequacy of our capital resources and liquidity, including but not limited to, availability of sufficient cash flow to execute our business plan and to effect any share repurchases, including within the expected timeframe; the effect of restructuring or reorganization of business components; the potential effects of judicial or other proceedings on our business, financial condition, results of operations and cash flows; continued or further volatility in and/or degradation of general economic, market, industry or business conditions; compliance with federal and state environmental, economic, health and safety, energy and other policies and regulations, including the cost of compliance with the Renewable Fuel Standard, and/or enforcement actions initiated thereunder; the anticipated effects of actions of third parties such as competitors, activist investors or federal, foreign, state or local regulatory authorities or plaintiffs in litigation; the impact of adverse market conditions or other similar risks to those identified herein affecting MPLX or Andeavor Logistics LP (ANDX); and the factors set forth under the heading “Risk Factors” in MPC’s Annual Report on Form 10-K for the year ended Dec. 31, 2017, and in MPC’s Form 10-Q for the quarter ended June 30, 2018, filed with Securities and Exchange Commission (SEC). We have based our forward-looking statements on our current expectations, estimates and projections about our industry. We caution that these statements are not guarantees of future performance and you should not rely unduly on them, as they involve risks, uncertainties, and assumptions that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. While our management considers these assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Accordingly, our actual results may differ materially from the future performance that we have expressed or forecast in our forward-looking statements. We undertake no obligation to update any forward-looking statements except to the extent required by applicable law. Copies of MPC’s Form 10-K are available on the SEC website, MPC’s website at http://ir.marathonpetroleum.com or by contacting MPC’s Investor Relations office. Copies of MPLX’s Form 10-K are available on the SEC website, MPLX’s website at http://ir.mplx.com or by contacting MPLX’s Investor Relations office. Copies of ANDX’s Form 10-K are available on the SEC website, ANDX’s website at http://ir.andeavorlogistics.com or by contacting ANDX’s Investor Relations office.